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                                                                      EXHIBIT 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-89927, No. 333-89929 and No. 333-98045) and
the Registration Statements on Form S-3 (No. 333-72649, No. 333-50016 and No. 333-89882) of Penn Treaty American Corporation of our report dated April 1, 2002 relating to the financial statements, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 20, 2002

                               -original-page 54-